EXHIBIT 99.1

HOLLYWOOD MEDIA CORP. REPORTS 2010 FIRST QUARTER RESULTS

BOCA RATON, Fla., May 17, 2010 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services and entertainment-related offerings, today reported financial results for the first quarter ended March 31, 2010.  As announced on December 29, 2009, the Company has reached a definitive agreement to sell its Broadway Ticketing business subject to the approval of Hollywood Media’s shareholders as well as the satisfaction or waiver of certain other closing conditions set forth in the definitive agreement.

For the 2010 first quarter, Hollywood Media reported a 9% increase in net revenues to $23.3 million versus $21.3 million in the prior-year period.  The Broadway Ticketing business unit’s revenues, which represented 95% of the Company’s total revenue, increased 10% versus the prior year period.

Loss from continuing operations for the 2010 first quarter was $0.8 million, or $0.02 per share, compared to a net loss of $0.1 million, or $0.00 per share, in the prior-year period which included a cash dividend of $1.9 million, or $0.06 per share, from the Company’s 26.2% interest in MovieTickets.com.  Net loss for the 2010 first quarter was $0.6 million, or $0.02 per share.

EBITDA* in the 2010 first quarter for the Company as a whole was a loss of $0.2 million, compared to positive EBITDA of $0.3 million in the prior-year period, which, as noted above, included the $1.9 million MovieTickets.com dividend.

Broadway Ticketing EBITDA nearly tripled to approximately $1.0 million in the 2010 first quarter, versus $0.3 million in the 2009 first quarter.

Mitchell Rubenstein, CEO of Hollywood Media, commented, “We continue to benefit from a more favorable environment for Broadway entertainment with a significant uptick in demand from the prior year.  In addition to growing ticketing and ancillary revenues while managing costs, we also increased advertising sales from Broadway shows by over 75% which is recorded as a reduction in our cost of revenues-ticketing, which contributed to an increase in gross margin in the first quarter of 2010 to 18.1% from 15.9% in the first quarter of 2009.  MovieTickets.com, in which we own a 26.2% interest, also continues to perform well.”

At March 31, 2010, cash and cash equivalents were $10.0 million with no debt, compared to $11.8 million with no debt at December 31, 2009.  The Company also has approximately $1.2 million in its restricted cash balance related to a bond for Broadway ticketing purchases.

Teleconference Information

Management will host a teleconference to discuss the Company’s 2010 first quarter financial results. The conference call is scheduled for Monday, May 17, 2010 at 9:00 a.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through May 24, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 350417#.   An archived version of the webcast will also be available under the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and an Intellectual Property division.

*Note on EBITDA
EBITDA is a non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2009. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

    CONDENSED CONSOLIDATED BALANCE SHEETS
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,010,121	$11,764,810
Receivables, net	1,091,243	897,503
Inventories held for sale	2,975,760	3,735,691
Deferred ticket costs	15,496,215	10,985,160
Prepaid expenses	2,630,684	1,896,237
Other receivables	1,686,692	1,125,263
Other current assets	102,391	436,675
Related party receivable	361,704	335,245
Restricted cash	1,221,000	1,221,000
Total current assets	35,575,810	32,397,584

PROPERTY AND EQUIPMENT, net	4,132,440	4,369,085
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	610,044	230,097
INTANGIBLE ASSETS, net	327,961	390,818
GOODWILL	20,197,513	20,197,513
OTHER ASSETS	21,082	21,082
TOTAL ASSETS	$60,864,850	$57,606,179

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,462,064	$1,632,351
Accrued expenses and other	2,415,826	3,074,549
Deferred revenue	19,063,900	14,012,178
Gift certificate liability	3,590,902	3,794,899
Customer deposits	669,254	948,273
Current portion of capital lease obligations	102,629	123,061
Current portion of notes payable	25,364	37,454
Total current liabilities	27,329,939	23,622,765

DEFERRED REVENUE	270,059	309,190
CAPITAL LEASE OBLIGATIONS, less current portion	56,643	75,830
OTHER DEFERRED LIABILITY	1,083,186	1,105,553
NOTES PAYABLE, less current portion	1,150	2,432

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,179,066 and 31,037,656 shares issued and outstanding at March 31, 2010 and
December 31, 2009, respectively	311,791	310,377
Additional paid-in capital	309,699,606	309,480,331
Accumulated deficit	(277,901,677)	(277,315,848)
Total Hollywood Media Corp shareholders' equity	32,109,720	32,474,860
Non-controlling interest	14,153	15,549
Total shareholders' equity	32,123,873	32,490,409
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$60,864,850	$57,606,179

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED MARCH 31,
	2010	2009

NET REVENUES
Ticketing	$22,227,083	$20,242,565
Other	1,069,266	1,071,332
	23,296,349	21,313,897

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	18,196,636	17,034,100
Editorial, production, development and technology	689,166	641,990
Selling, general and administrative	2,516,952	2,680,011
Payroll and benefits	2,724,578	2,586,676
Depreciation and amortization	384,039	407,074

Total operating costs and expenses	24,511,371	23,349,851

Loss from operations	(1,215,022)	(2,035,954)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	379,947	1,913,643

OTHER INCOME
Interest, net	11,238	11,452
Other, net	59,327	15,839

Loss from continuing operations	(764,510)	(95,020)

Income from discontinued operations	180,470	-

Net loss	(584,040)	(95,020)

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(1,789)	3,167

Net loss attributable to Hollywood Media Corp	$(585,829)	$(91,853)

Basic and diluted loss per common share
Continuing operations	$(0.02)	$(0.00)
Discontinued operations	-	-
Total basic and diluted net loss per share	$(0.02)	$(0.00)

Weighted average common and common equivalent shares
outstanding - basic and diluted	30,868,745	30,418,516

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Three Months Ended March 31, 2010
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$22,227,083	$781,563	$287,703	$-	$23,296,349

Operating Income (Loss)	749,835	(133,887)	3,816	(1,834,786)	(1,215,022)

Net Income (Loss)	748,718	(117,838)	1,959	(1,218,668)	(585,829)

Add back (Income) Expense:

Interest, net	(183)	2,331	(19)	(13,367)	(11,238)
Taxes	1,336	(21,495)	-	-	(20,159)
Depreciation and Amortization	224,865	75,708	75	83,391	384,039

EBITDA Income (Loss)	$974,736	$(61,294)	$2,015	$(1,148,644)	$(233,187)

For the Three Months Ended March 31, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$20,242,565	$815,358	$255,974	$-	$21,313,897

Operating Income (Loss)	117,925	(113,435)	(6,555)	(2,033,889)	(2,035,954)

Net Income (Loss)	120,703	(100,481)	(3,590)	(108,485)	(91,853)

Add back (Income) Expense:

Interest, net	(4,425)	1,714	(357)	(8,384)	(11,452)
Taxes	-	(34,120)	-	1,500	(32,620)
Depreciation and Amortization	215,260	90,982	75	100,757	407,074

EBITDA Income (Loss)	$331,538	$(41,905)	$(3,872)	$(14,612)	$271,149
_______________
(1) The Ad Sales segment includes other advertising sales by CinemasOnline.
(2)  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.   Also includes Discontinued Operations financial information.